Exhibit 31.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO SECTION 302(A) OF THE SARBANES-OXLEY ACT OF 2002
I, Erik E. Prusch, certify that:
1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K of Borland Software Corporation;
2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
3.	intentionally omitted

4.	intentionally omitted

5.	intentionally omitted
Date: March 11, 2009

/s/ ERIK E. PRUSCH
Erik E. Prusch
Acting Chief Executive Officer and Principal Financial Officer